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                                                                    EXHIBIT 21.1


                                GREY WOLF, INC.
                              LIST OF SUBSIDIARIES



                                                          State/Country of
                                                       Subsidiary Incorporation
                                                       -------------------------

Grey Wolf Holdings Company                                       Nevada
Grey Wolf Drilling Company L.P.                                  Texas
Grey Wolf International, Inc.                                    Texas
DI Energy, Inc.                                                  Texas
DI/Perfensa Inc.                                                 Texas
Grey Wolf LLC                                                    Louisiana
Murco Drilling Corporation                                       Delaware
Grey Wolf Drilling de Mexico, SRL de C.V.                        Mexico
Drillers International, S.A.                                     Argentina
Perforaciones Andinas S.A.                                       Panama
Grey Wolf Drilling de Venezuela, C.A.                            Venezuela
Drillers Inc. DI de Venezuela, C. A.                             Venezuela
Grey Wolf Drilling International, Ltd.                           Cayman Islands